ASSIGNMENT OF PROMISSORY NOTE

(Original Note back to Alliance)

THIS ASSIGNMENT OF PROMISSORY NOTE is executed this 14th day of April, 2005, by E.M. ENTERPRISES GENERAL CONTRACTORS, INC. ("Assignor"), a Florida corporation, to ALLIANCE TOWERS, INC. ("Assignee"), a Florida corporation.

WITNESSETH:

Reference is made to that certain promissory note in the original principal amount of $1,696,886.47 (the "Note"), previously made by Assignee in favor of Assignor.

Assignor, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, transfer, assign and deliver to Assignee the entire right, title and interest of Assignor in, to and under the Note, free and clear of any and all liabilities (fixed or contingent), obligations, mortgages, liens, security interests, encumbrances, pledges, leases, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests or encumbrances of any kind whatsoever.

TO HAVE AND TO HOLD unto Assignee, its legal representatives, successors and assigns forever; and Assignor does covenant to and with the Assignee, its legal representatives, successors and assigns, as follows:

FIRST. That Assignor is the lawful owner of the Note and has good right to convey the same free and clear of all liens and encumbrances whatsoever.

SECOND. That Assignee shall quietly possess and enjoy the Note without hindrance, obstruction or interference of any kind by any persons whomsoever.

THIRD. That Assignor shall execute or procure any further necessary assurances of the title to the Note.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment of Promissory Note.

E.M. Enterprises General Contractors, Inc.

By: ______________________

Keith M. Jurado, President